UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report : Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wesbanco, Inc. (the “Company”) held its Annual Meeting of its Stockholders on April 17, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Wesbanco, Inc. Amended and Restated Incentive Bonus, Option and Restricted Stock Plan (the “Plan”).

A summary of the Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2024 (the “Proxy Statement”). The summary of the Plan contained in the Proxy Statement is incorporated herein by reference.

The summary of the Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, both Gary L. Libs’ and Reed J. Tanner’s terms as members of the Company’s Board of Directors expired as of the Annual Meeting. Mr. Libs and Mr. Tanner are both retiring from the Board because they are not eligible under Wesbanco’s Bylaws to stand for re-election due to the age 70 limitation as of the date of re-election, and not as a result of any disagreement with Wesbanco. Mr. Libs has served as a member of the Board of Directors since September 9, 2016 and also as a member of the Executive Committee. Mr. Tanner has served as a member of the Board of Directors since December 30, 1996, and also as chairman and member of the audit committee and as a member of the Executive Committee, Compensation Committee, Disclosure Committee and Enterprise Risk Management Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 1 - Election of Directors

The following directors were elected to the Board of Directors for a term of three years expiring at the Company’s Annual Meeting of its Stockholders to be held in 2027:

	For	Withheld	Non Votes
James W. Cornelsen	41,784,150	1,805,245	7,198,290
Robert J. Fitzsimmons	42,936,578	650,613	7,198,290
D. Bruce Knox	39,760,518	3,828,387	7,198,290
Jeffrey H. Jackson	41,981,728	1,607,860	7,198,290

Item 2 - Approval of an Advisory (Non-Binding) Vote on the Corporation’s Executive Compensation Paid to the Named Executive Officers

The Company’s stockholders also approved an advisory (non-binding) proposal on the Company's executive compensation paid to its named executive officers. The results of the vote were as follows:

For	Against	Abstain	Non Votes
35,542,957	7,622,120	424,511	7,198,290

Item 3 - Advisory (Non-Binding) Vote Ratifying the Appointment of Independent Registered Public Accounting Firm

The Company's stockholders also approved an advisory (non-binding) proposal ratifying the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the vote were as follows:

For	Against	Abstain	Non Votes
48,998,650	1,502,252	286,977	-

Item 4 - Approval of an Amendment and Restatement of the Incentive Bonus, Option and Restricted Stock Plan

The Company’s stockholders also approved a proposal to amend and restate the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan. The results of the vote were as follows:

For	Against	Abstain	Non Votes
40,725,614	2,162,690	701,284	7,198,290

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Wesbanco, Inc. Amended and Restated Incentive Bonus, Options and Restricted Stock Plan

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	April 18, 2024	By:	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Executive Vice President and Chief Financial Officer